Exhibit 16.1

December 18, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Unipro Financial Services, Inc.
File Ref. No. 33-14987-A

We have read the statements of Unipro Financial Services, Inc. pertaining to our firm included under Item 4.01 of Form 8-k dated December 18, 2006 and agree with such statements as they pertain to our firm.

Regards,

Berkovits, Lago & Company

Certified Public Accountants